Exhibit 4.1

[FORM OF INDENTURE]

i2 TECHNOLOGIES, INC.

5% SENIOR CONVERTIBLE NOTES DUE 2015

INDENTURE

DATED AS OF NOVEMBER __, 2005

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

AS TRUSTEE

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

		Page

Section 12.7.	Governing Law	82

Section 12.8.	No Adverse Interpretation of Other Agreements	83

Section 12.9.	No Recourse Against Others	83

Section 12.10.	Successors	83

Section 12.11.	Multiple Counterparts	83

Section 12.12.	Separability	83

Section 12.13.	Table of Contents, Headings, Etc.	83

-v-

CROSS-REFERENCE TABLE*

TIA SECTION		INDENTURE SECTION
Section	310	12.1
	310(a)(1)	9.10
	(a)(2)	9.10
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	9.10
	(b)	9.10
	(c)	N.A.
Section	311	12.1
	311(a)	9.11
	(b)	9.11
	(c)	N.A.
Section	312	12.1
	(a)	N.A.
	(b)	12.3
	(c)	12.3
Section	313	12.1
	313(a)	9.6(a)
	(b)(1)	N.A.
	(b)(2)	9.6(a)
	(c)	9.6(a)
	(d)	9.6(b)
Section	314	12.1
	314(a)	N.A.
	(b)	N.A.
	(c)(1)	12.4(a)
	(c)(2)	12.4(a)
	(c)(3)	N.A.
	(d)	N.A.
	(e)	N.A.
	(f)	N.A.
Section	315	12.1
Section	316	12.1
Section	317	12.1
Section	318(c)	12.1

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**	N.A. means Not Applicable.

THIS INDENTURE dated as of November __, 2005 is between i2 Technologies, Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), and JPMorgan Chase Bank, National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the “Trustee”).

In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company’s 5% Senior Convertible Notes due 2015.

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Bloomberg” means Bloomberg Financial Markets.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” or “capital stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into or exchangeable or exercisable for such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 3 thereof.

“Closing Sale Price” of the Common Stock means, as of any date of determination, the closing per share sale price (or, if no such closing sale price is reported on such day, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) at 4:00 p.m., New York time, as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported on the Nasdaq System or by the National Quotation Bureau Incorporated. If the Common Stock is not so listed or quoted, the Closing Sale Price shall be determined by two nationally recognized independent investment banks selected by the Trustee.

“Common Stock” means the common stock of the Company, $0.00025 par value per share, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Conversion Rate” means, as of any date, an amount equal to $1,000 divided by the then applicable Conversion Price on such date. As of the date hereof and subject to adjustment pursuant to Section 4.6, the Conversion Price is $15.4675 and, accordingly, the Conversion Rate with respect to the Securities is 64.6517 shares of Common Stock for each $1,000 principal amount of Securities.

“Conversion Value” of a Security means, as of any date of determination, the product of the Closing Sale Price of the Common Stock on that date multiplied by the Conversion Rate of that Security on that date.

“Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered which office at the date of the execution of this Indenture is located at 600 Travis Street, Suite 1150, Houston, Texas 77002; Attention: Corporate Trust Services (i2 Technologies, Inc. 5% Senior Convertible Notes due 2015) or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Default” or “default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Final Maturity Date” means November 15, 2015.

“Fiscal Quarter” means, with respect to the Company, the quarters ending March 31, June 30, September 30 and December 31, respectively.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and other official written statements from the accounting staff of the SEC expressing the views of the SEC therein.

“Global Security” means a permanent global security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 3 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Primary Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Interest Payment Date” means May 15 and November 15 of each year.

“Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

“Liquidated Damages” means all “Liquidated Damages” (as defined in the Registration Rights Agreement) then owing pursuant to the Registration Rights Agreement and all Filing Failure Liquidated Damages then owing pursuant to the provisions of Section 6.2. All references herein to interest accrued or payable as of any date shall include any Liquidated Damages accrued or payable as of such date, whether or not a specific reference thereto is made.

“Officer” means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary, the Treasurer, any Assistant Controller or any Assistant Secretary or any Assistant Treasurer of the Company.

“Officers’ Certificate” means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.11 and 6.3, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed by the Company for such redemption pursuant to this Indenture, as set forth in Section 3.1 and in the form of Security annexed as Exhibit A hereto.

“Redemption Price” when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture, as set forth in Section 3.1(a) and in the form of Security annexed as Exhibit A hereto.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of November __, 2005, by and among the Company and the Purchasers thereunder, as the same may be amended or modified from time to time in accordance with the terms thereof.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the May 1 or November 1, as the case may be, immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act or any successor for such Rule.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Security” means a Security required to bear the restricted legend set forth in the form of Security set forth in Exhibit A of this Indenture.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“SEC” means the Securities and Exchange Commission.

“Securities” means the 5% Senior Convertible Notes due 2015, or any of them (each, a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 11.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means (i) if the Common Stock is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system, (ii) if the Common Stock is listed or admitted for trading on any national or regional securities exchange, days on which such national or regional securities exchange is open for business, (iii) if the Common Stock is not listed on a national or regional securities exchange or quoted on the Nasdaq National Market or any other system of automated dissemination of quotation of securities prices, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available; or (iv) if the Common Stock is not so listed, quoted or traded, any Business Day.

“Trading Price” means, on any date of determination with respect to any Security, the average of the secondary bid quotations per Security obtained by the Conversion Agent for $2,500,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided, that, if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that, if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If the Conversion Agent cannot reasonably obtain at least one bid for $2,500,000 principal amount of the Securities from an independent nationally recognized securities dealer, then the Trading Price of such Securities will equal (a) the applicable Conversion Rate of such Securities multiplied by (b) the Closing Sale Price of the Common Stock.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Warrants” means the Warrants to purchase Common Stock of the Company issued pursuant to Section 1 of the Securities Purchase Agreement dated as of November __, 2005, by and among the Company and the investors referred to therein.

Section 1.2. Other Definitions.

Term	Defined in Section
“90% Condition”	3.10
“Additional Premium Table”	5.2
“Agent Members”	2.1
“Bankruptcy Law”	8.1
“beneficial owner”	3.9
“beneficially own”	3.9
“beneficially owned”	3.9
“Change in Control”	3.9
“Company Notice”	3.8
“Company Order”	2.2
“Conversion Agent”	2.3
“Conversion Date”	4.2
“Conversion Limitation”	4.2
“Conversion Notice”	4.2
“Conversion Obligation”	4.5
“Conversion Period”	4.5
“Conversion Price”	4.6
“Current Market Price”	4.6
“Custodian”	8.1
“Daily Conversion Value”	4.5
“Daily Net Share Settlement Value”	4.5
“Depositary”	2.1
“DTC”	2.1
“EBITDA”	6.11
“Effective Date”	5.2
“Event of Default”	8.1
“Expiration Date”	4.6
“Expiration Time”	4.6
“Filing Failure Liquidated Damages”	6.2
“Fundamental Change”	3.9
“Fundamental Change Company Notice”	3.9
“Fundamental Change Conversion/Repurchase Period”	3.10
“Fundamental Change Repurchase”	3.10
“Fundamental Change Repurchase Notice”	3.9

Term	Defined in Section
“Fundamental Change Repurchase Price”	3.9
“group”	3.9
“Indebtedness”	6.11
“Interest Expense”	6.11
“Liens”	6.11
“Make-Whole Premium”	5.2
“Net Income”	6.11
“Notice of Convertibility”	4.1
“Paying Agent”	2.3
“Permitted Indebtedness”	6.11
“Permitted Purchase Money Security Interest”	6.11
“person”	3.9
“Preferred Redemption Company Notice”	3.9
“Preferred Redemption Repurchase Date”	3.9
“Preferred Redemption Repurchase Price”	3.9
“Primary Registrar”	2.3
“Purchase Agreement”	2.1
“Purchased Shares”	4.6
“QIB”	2.1
“Redemption Fraction”	3.9
“Redemption Notice”	3.8
“Registrar”	2.3
“Repurchase Date”	3.8
“Repurchase Notice”	3.8
“Repurchase Price”	3.8
“Rights Plan”	4.6
“Series B Preferred Stock”	3.9
“Spinoff Valuation Period”	4.6
“Stockholder Approval”	6.12
“Stock Price Cap”	5.2
“Stock Price Threshold”	5.2
“Stock Price”	5.2
“tender offer”	4.6
“tendered shares”	4.6
“Termination of Trading”	3.9
“Trigger Event”	4.6
“Triggering Distribution”	4.6
“Volume Weighted Average Price”	4.5
“voting stock”	3.9

Section 1.3. Trust Indenture Act Provisions.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.4. Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) words in the singular include the plural, and words in the plural include the singular;

(d) provisions apply to successive events and transactions;

(e) the masculine gender includes the feminine and the neuter;

(f) references to agreements and other instruments include subsequent amendments thereto; and

(g) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2.

THE SECURITIES

Section 2.1. Form and Dating.

The Securities and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement dated November __, 2005 (the “Purchase Agreement”) between the Company and the Purchasers thereunder, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

(a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC,” and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian with respect to the Securities in global form, as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Subsection 2.1(c) and Section 2.2, authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of Cede & Co. or as otherwise instructed by the Depositary, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO i2 TECHNOLOGIES, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.2. Execution and Authentication.

(a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $75,000,000 (subject to increase by up to an additional aggregate principal amount of $11,250,000 in the event the Purchasers (as defined in the Purchase Agreement) exercise the right to purchase Additional Securities (as defined in the Purchase Agreement) pursuant to the Purchase Agreement) except as provided in Sections 2.6 and 2.7.

(b) An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

(c) If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(d) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(e) The Trustee shall authenticate and make available for delivery Securities for original issue upon receipt of a written order or orders of the Company signed by two Officers of the Company (a “Company Order”). Subject to Section 2.2(a), the Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated.

(f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

(g) The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.3. Registrar, Paying Agent and Conversion Agent.

(a) The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall at all times maintain a Registrar, Paying Agent, Conversion Agent and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

(b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.1 and Article 10).

(c) The Company hereby initially designates the Trustee as Registrar, Paying Agent and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York (which shall initially be JPMorgan Chase Bank, N.A., Worldwide Securities Services, 4 New York Plaza, New York, N.Y. 10004) to be such office or agency of the Company for each of the aforesaid purposes.

Section 2.4. Paying Agent to Hold Money in Trust.

Prior to 11:00 a.m., New York City time, on each due date of the principal of, or interest on, any Securities, the Company shall deposit or cause to be deposited with a Paying Agent a sum sufficient to pay such principal or interest so becoming due. Subject to Section 10.2, a Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of, or interest on, any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.5. Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.6. Transfer and Exchange.

(a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate, each in the form included in Exhibit A, and in form satisfactory to the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 3.6, 3.13, or 11.5.

(b) None of the Company, any Registrar or the Trustee shall be required to exchange or register a transfer of (1) any Securities for a period of 15 days next preceding mailing of a notice of Securities to be redeemed, (2) any Securities or portions thereof selected or called for redemption (except in the case of redemption of a Security in part, the portion thereof not to be redeemed) or (3) any Securities or portions thereof in respect of which a Repurchase Notice, Preferred Redemption Repurchase Notice or Fundamental Change Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the repurchase of a Security in part, the portion thereof not to be repurchased).

(c) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(d) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7. Replacement Securities.

(a) If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or repurchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay, redeem or repurchase such Security, as the case may be.

(c) Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

(d) Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(e) The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.8. Outstanding Securities.

(a) Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those redeemed or repurchased pursuant to Article 3, those converted pursuant to Article 4, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.

(b) If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

(c) If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of the outstanding Securities on a Redemption Date, a Repurchase Date, a Preferred Redemption Repurchase Date, a Fundamental Change Repurchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Repurchase Date, Preferred Redemption Repurchase Date, Fundamental Change Repurchase Date or Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision thereof satisfactory to the Trustee has been made.

(d) Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.9. Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Section 2.10. Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

Section 2.11. Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, repurchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, repurchase, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. All Securities which are redeemed, repurchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4.

Section 2.12. Legend; Additional Transfer and Exchange Requirements.

(a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached hereto as Exhibit A (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided, that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (1) provision of such satisfactory evidence if requested, or (2) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

(b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided, that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

(c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend other than a Restricted Global Security. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an opinion of counsel reasonably acceptable to the Company and addressed to the Company in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

As used in the preceding Subsections 2.12(c) and (d), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(e) The provisions below shall apply only to Global Securities:

(1) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to subclauses (A) or (B) immediately above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (C) immediately above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided, that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee, as Registrar. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(3) Subject to the provisions of clause (5) of this Subsection 2.12(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(4) In the event of the occurrence of any of the events specified in clause (1) of this Subsection 2.12(e) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(5) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

Section 2.13. CUSIP Numbers.

The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or repurchase as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.14. Rank.

The Securities shall constitute senior indebtedness of the Company and shall rank pari passu with all other senior indebtedness of the Company and senior to all other indebtedness of the Company.

ARTICLE 3.

REDEMPTION AND REPURCHASE

Section 3.1. Election to Redeem; Notice to Trustee.

(a) Prior to May 20, 2008, the Securities shall not be redeemable at the Company’s option. On or after May 20, 2008, the Company may, at its option, redeem the Securities in whole at any time or in part from time to time, upon not more than 60 days and not less than 30 days’ notice given in the manner set forth in Section 3.3 (a “Redemption Notice”), if (i) on the date that the Company gives such Redemption Notice, the Closing Sale Price of the Common Stock exceeds 175% of the Conversion Price for at least 20 Trading Days in the 30 consecutive Trading Day period, including the last day of the period, ending on the Trading Day immediately prior to the date the Company delivers the Redemption Notice, appropriately adjusted to take into account the occurrence, during such 30 Trading Day period, of any event described in Sections 4.6 and 4.11 and (ii) on the date that the Company delivers such Redemption Notice through the Redemption Date, the Common Stock issuable upon conversion of the Securities is either (1) covered by a registration statement covering resales thereof that is effective and available for use and is expected to remain effective and available for use for the 30 days following the date of such Redemption Notice or (2) eligible to be resold by non-affiliates pursuant to Rule 144(k) under the Securities Act, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed, in each case, for cash in whole, or from time to time in part (which must be equal to $1,000 or any integral multiple thereof), plus accrued and unpaid interest (including any accrued and unpaid Liquidated Damages) to, but excluding, the Redemption Date; provided, that if the Redemption Date falls after a Regular Record Date and on or before the related Interest Payment Date, then the interest will be payable to the Holders in whose names the Securities were registered at the close of business on such Regular Record Date. Securities or portions of the Securities called for redemption may be converted by the Holder in accordance with the provisions of Article 4 until 5:00 p.m., New York City time, on the second Trading Day prior to the Redemption Date.

(b) If the Company elects to redeem Securities pursuant to this Section 3.1, it shall notify the Trustee at least 30 days prior to the Redemption Date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) of the Redemption Date and the principal amount of Securities to be redeemed.

Section 3.2. Selection of Securities to Be Redeemed.

(a) If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall, at least 30 days but not more than 60 days prior to the Redemption Date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption by lot or, in its discretion, on a pro rata basis. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

(b) If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities which have been converted subsequent to the Trustee commencing selection of Securities to be redeemed but prior to redemption of such Securities shall be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.3. Notice of Redemption.

(a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a Redemption Notice to each Holder of Securities to be redeemed at such Holder’s address as it appears on the Registrar’s books.

(b) The notice shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) briefly, the conversion rights of the Securities;

(4) the name and address of each Paying Agent and Conversion Agent;

(5) the Conversion Price (including any adjustments thereto);

(6) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

(7) that Holders who wish to convert Securities into Cash and Common Stock (if any) pursuant to Article 4 of this Indenture must surrender such Securities for conversion no later than 5:00 p.m., New York City time, on the second Trading Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in the Securities and Article 4 hereof;

(8) that, unless the Company defaults in making the payment of the Redemption Price, interest on Securities called for redemption shall cease to accrue on and after the Redemption Date and the only remaining right of the Holder shall be to receive payment of the Redemption Price payable to such Holder upon presentation and surrender to a Paying Agent of the Securities;

(9) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

(10) the CUSIP number of the Securities.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company’s written request, which request shall set forth all relevant information required by clauses (1) through (10) of Subsection 3.3(b), the Trustee shall give the notice of redemption to each Holder in the Company’s name and at the Company’s expense.

Section 3.4. Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price payable upon redemption, except for Securities that are converted in accordance with the provisions of Article 4. On or after the Redemption Date and upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price; provided, that if the Redemption Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

Section 3.5. Deposit of Redemption Price.

Prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the conversion of Securities pursuant to Article 4 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

Section 3.6. Securities Redeemed in Part.

Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.7. [Reserved].

Section 3.8. Repurchase of Securities at Option of the Holder on Specified Date.

(a) All or any portion of the Securities of any Holder equal to $1,000 or an integral multiple of $1,000 shall be repurchased by the Company, at the option of such Holder, on November 15, 2010 (the “Repurchase Date”) at a purchase price equal to 100% of the principal amount of the Securities to be repurchased together with interest and Liquidated Damages, if any, accrued and unpaid to, but excluding, the Repurchase Date (the “Repurchase Price”); provided, however, if the Repurchase Date falls after a Regular Record Date but on or before the related Interest Payment Date, then the interest on the Securities payable on such date shall be payable to the Holders in whose name the Securities were registered at the close of business on such Regular Record Date.

(b) Not more than 60 days and not less than 30 days prior to the Repurchase Date, the Company, or, at the written request and expense of the Company, the Trustee, shall mail a written notice of the Repurchase Date (the “Company Notice”) to the Trustee (if the Trustee does not mail such notice) and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Repurchase Notice to be completed by the Holder and shall state:

(1) the date by which a Repurchase Notice pursuant to this Section 3.8 must be given;

(2) the Repurchase Date:

(3) the Repurchase Price;

(4) the Holder’s right to require the Company to repurchase the Securities;

(5) briefly, the conversion rights of the Securities;

(6) the name and address of each Paying Agent and Conversion Agent;

(7) the Conversion Price (including any adjustments thereto);

(8) that Securities as to which a Repurchase Notice has been given may be converted into Cash and Common Stock (if any) pursuant to Article 4 of this Indenture only to the extent that the Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(9) that, unless the Company defaults in making the payment of the Repurchase Price, interest on Securities called for repurchase shall cease to accrue on and after the Repurchase Date and the only remaining right of the Holder shall be to receive payment of the Repurchase Price payable to such Holder upon presentation and surrender to a Paying Agent of the Securities;

(10) the procedures that the Holder must follow to exercise rights under this Section 3.8;

(11) the procedures for withdrawing a Repurchase Notice, including a form of notice of withdrawal;

(12) that the Holder must satisfy the requirements set forth in the Securities and Article 4 hereof in order to convert the Securities; and

(13) the CUSIP number of the Securities.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Securities.

(c) A Holder may exercise its rights specified in this Section 3.8 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Repurchase Notice”) to any Paying Agent at any time prior to the close of business on the second Trading Day next preceding the Repurchase Date.

(1) The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor.

(2) The Company shall only be obliged to repurchase, pursuant to this Section 3.8, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

(3) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Repurchase Notice contemplated by this Subsection 3.8(c) shall have the right to withdraw such Repurchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to 5:00 p.m., New York City time, on the second Trading Day next preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.11.

(4) A Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written withdrawal thereof.

(5) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Repurchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for repurchase in accordance with the Applicable Procedures as in effect from time to time.

Section 3.9. Repurchase of Securities at Option of the Holder Upon Redemption of Series B Preferred Stock.

(a) If at any time that Securities remain outstanding the Company shall redeem any shares of its outstanding 2.5% Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), all or any portion of the Securities of any Holder equal to $1,000 or an integral multiple of $1,000 shall be repurchased by the Company, at the option of such Holder, on the date of the Series B Preferred Stock redemption (the “Preferred Redemption Repurchase Date”) at a purchase price equal to 100% of the principal amount of the Securities to be repurchased together with interest and Liquidated Damages, if any, accrued and unpaid to, but excluding, the Preferred Redemption Repurchase Date (the “Preferred Redemption Repurchase Price”); provided, however, that if less than all of the outstanding shares of Series B Preferred Stock are redeemed by the Company, the Company shall not be obligated to redeem any portion of the Securities of any Holder in excess of the amount determined by multiplying the aggregate principal amount of Securities then held by such Holder by a fraction (the “Redemption Fraction”) of which the numerator shall be the number of shares of Series B Preferred Stock redeemed by the Company and of which the denominator shall be the total number of shares of Series B Preferred Stock outstanding at the time of such redemption; and, provided, further, if the Preferred Redemption Repurchase Date falls after a Regular Record Date but on or before the related Interest Payment Date, then the interest on the Securities payable on such date shall be payable to the Holders in whose name the Securities were registered at the close of business on such Regular Record Date.

(b) Not more than 60 days and not less than 30 days prior to the Preferred Redemption Repurchase Date, the Company, or, at the written request and expense of the Company, the Trustee, shall mail a written notice of the Preferred Redemption Repurchase Date (the “Preferred Redemption Company Notice”) to the Trustee (if the Trustee does not mail such notice) and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Preferred Redemption Repurchase Notice to be completed by the Holder and shall state:

(1) the date by which a Preferred Redemption Repurchase Notice pursuant to this Section 3.9 must be given;

(2) the Preferred Redemption Repurchase Date;

(3) the Preferred Redemption Repurchase Price;

(4) the Holder’s right to require the Company to repurchase the Securities and the applicable Redemption Fraction;

(5) briefly, the conversion rights of the Securities;

(6) the name and address of each Paying Agent and Conversion Agent;

(7) the Conversion Price (including any adjustments thereto);

(8) that Securities as to which a Preferred Redemption Repurchase Notice has been given may be converted into Cash and Common Stock (if any) pursuant to Article 4 of this Indenture only to the extent that the Preferred Redemption Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(9) that, unless the Company defaults in making the payment of the Preferred Redemption Repurchase Price, interest on Securities called for repurchase shall cease to accrue on and after the Preferred Redemption Repurchase Date and the only remaining right of the Holder shall be to receive payment of the Preferred Redemption Repurchase Price payable to such Holder upon presentation and surrender to a Paying Agent of the Securities;

(10) the procedures that the Holder must follow to exercise rights under this Section 3.9;

(11) the procedures for withdrawing a Preferred Redemption Repurchase Notice, including a form of notice of withdrawal;

(12) that the Holder must satisfy the requirements set forth in the Securities and Article 4 hereof in order to convert the Securities; and

(13) the CUSIP number of the Securities.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Securities.

(c) A Holder may exercise its rights specified in this Section 3.9 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Preferred Redemption Repurchase Notice”) to any Paying Agent at any time prior to the close of business on the second Trading Day next preceding the Preferred Redemption Repurchase Date.

(1) The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Preferred Redemption Repurchase Price therefor.

(2) The Company shall only be obliged to repurchase, pursuant to this Section 3.9, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

(3) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Preferred Redemption Repurchase Notice contemplated by this Subsection 3.9(c) shall have the right to withdraw such Preferred Redemption Repurchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to 5:00 p.m., New York City time, on the second Trading Day next preceding the Preferred Redemption Repurchase Date by delivery of a written notice of withdrawal to a Paying Agent in accordance with Section 3.11.

(4) A Paying Agent shall promptly notify the Company of the receipt by it of any Preferred Redemption Repurchase Notice or written withdrawal thereof.

(5) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Preferred Redemption Repurchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for repurchase in accordance with the Applicable Procedures as in effect from time to time.

Section 3.10. Repurchase of Securities at Option of the Holder Upon Fundamental Change.

(a) If at any time that Securities remain outstanding there shall have occurred a Fundamental Change, all or any portion of the Securities of any Holder equal to $1,000 or an integral multiple of $1,000 shall be repurchased by the Company (a “Fundamental Change Repurchase”), at the option of such Holder, at a purchase price equal to 100% of the principal amount of the Securities to be repurchased, together with interest and Liquidated Damages, if any, accrued and unpaid to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), payable in cash, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.10(d); provided, however, if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or before the related Interest Payment Date, then the interest on the Securities payable on such date shall be payable to the Holders in whose name the Securities were registered at the close of business on such Regular Record Date. “Fundamental Change Repurchase Date” means the Effective Date for a Fundamental Change; provided, however, that with respect to any Securities for which a Fundamental Change Repurchase Notice has been delivered after the Effective Date and during the Fundamental Change Conversion/Repurchase Period, the Fundamental Change Repurchase Date with respect to such Securities shall mean the date that is three (3) Business Days following the end of the Fundamental Change Conversion/Repurchase Period. “Fundamental Change Conversion/Repurchase Period” means the period beginning upon receipt of the Fundamental Change Company Notice (or, for purposes of Section 4.1(b)(5), the period beginning upon receipt of the Notice of Convertibility) and ending thirty (30) Trading Days after the Effective Date.

(b) For purposes of this Indenture, the following terms shall have the following meanings:

A “Fundamental Change” shall mean the occurrence of a Change in Control or a Termination of Trading.

A “Change in Control” shall be deemed to have occurred if any of the following occurs after the date hereof:

(1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets to any person or group of related persons (other than to any of the Company’s wholly owned Subsidiaries);

(2) the approval by the holders of the Company’s Capital Stock of any plan or proposal for the liquidation or dissolution of the Company;

(3) if any person or group shall become the beneficial owner, directly or indirectly, of shares representing more than 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Company;

(4) at any time the following persons cease for any reason to constitute a majority of the Company’s Board of Directors: (i) individuals who on the date hereof constituted the Company’s Board of Directors; (ii) any new directors who are elected to the Company’s Board of Directors by the holders of the Series B Preferred Stock; and (iii) any other new directors whose appointment to the Company’s Board of Directors or whose nomination for election by the Company’s stockholders was approved by at least a majority of the directors of the Company then still in office either (A) who were directors of the Company on the date hereof, (B) were elected to the Company’s Board of Directors by the holders of the Series B Preferred Stock or (C) whose appointment or nomination for election was previously so approved; or

(5) any consolidation or merger by the Company where persons who are beneficial owners, directly or indirectly, of the Company’s shares of voting stock immediately prior to such transaction no longer beneficially own, directly or indirectly, at least a majority of the aggregate ordinary voting power represented by issued and outstanding voting stock of the continuing or surviving corporation or entity.

For purposes of the definition of Change in Control: (i) “person” or “group” have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision); (ii) a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture; (iii) “beneficially owned” and “beneficially own” have meanings correlative to that of beneficial owner; and (iv) “voting stock” means any class or classes of Capital Stock pursuant to which the holders of Capital Stock under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any person or other persons performing similar functions irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

Notwithstanding anything in this Indenture to the contrary, a merger or consolidation shall not be deemed to constitute a “Change in Control” if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation consists of shares of Capital Stock or American Depositary Shares that are (A) listed on, or immediately after the transaction will be listed on, the New York Stock Exchange or (B) approved, or immediately after the transaction will be approved, for quotation on the Nasdaq National Market, and as a result of such transaction the Daily Net Share Settlement Value (if any) of any Securities surrendered for conversion would be in the form of such publicly traded securities (the “90% Condition”).

A “Termination of Trading” means that the Common Stock or other securities into which the Securities are convertible are neither listed for trading on a U.S. national securities exchange nor approved for listing on the Nasdaq National Market, the Nasdaq Capital Market or any similar U.S. system of automated dissemination of quotations of securities prices, and no American Depositary Shares or similar instruments for such Common Stock or other securities are so listed or approved for listing in the United States on any such exchange or automated quotation system.

(c) Within 10 Business Days after the Company knows or reasonably should know that a Fundamental Change will occur, the Company, or, at the written request and expense of the Company, the Trustee, shall mail a written notice of the Fundamental Change (the “Fundamental Change Company Notice”) to the Trustee (if the Trustee does not mail such notice) and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

(1) the anticipated Effective Date of such Fundamental Change and, briefly, the events causing such Fundamental Change;

(2) the date by which the Fundamental Change Repurchase Notice pursuant to this Section 3.10 must be given (assuming the anticipated Effective Date stated pursuant to clause (1) above);

(3) the Fundamental Change Repurchase Date (assuming the anticipated Effective Date stated pursuant to clause (1) above), both as to a Fundamental Change Repurchase Notice provided prior to the Effective Date and a Fundamental Change Repurchase Notice provided after the Effective Date and during the Fundamental Change Conversion/Repurchase Period;

(4) the anticipated Fundamental Change Repurchase Price;

(5) the Holder’s right to require the Company to repurchase the Securities;

(6) briefly, the conversion rights of the Securities;

(7) the name and address of each Paying Agent and Conversion Agent;

(8) the Conversion Price (including any adjustments thereto);

(9) that Securities as to which a Fundamental Change Repurchase Notice has been given may be converted into Cash and Common Stock (if any) pursuant to Article 4 of this Indenture only to the extent that the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(10) the procedures that the Holder must follow to exercise rights under this Section 3.10;

(11) the procedures for withdrawing a Fundamental Change Repurchase Notice, including a form of notice of withdrawal;

(12) that, unless the Company defaults in making the payment of the Fundamental Change Repurchase Price or any applicable Make-Whole Premium, Securities covered by any Fundamental Change Purchase Notice will cease to be outstanding and interest and Liquidated Damages, if any, will cease to accrue on and after the Fundamental Change Purchase Date;

(13) the CUSIP number of the Securities;

(14) that the Holder must satisfy the requirements set forth in the Securities and Article 4 hereof in order to convert the Securities; and

(15) that a Make-Whole Premium is required to be paid by the Company upon any conversion in connection with a Fundamental Change.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Securities.

(d) A Holder may exercise its rights specified in this Section 3.10 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Fundamental Change Repurchase Notice”) to any Paying Agent at any time prior to the close of business on the second Trading Day next preceding a Fundamental Change Repurchase Date.

(1) The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor.

(2) The Company shall only be obliged to repurchase, pursuant to this Section 3.10, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

(3) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Repurchase Notice contemplated by this Subsection 3.10(d) shall have the right to withdraw such Fundamental Change Repurchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to 5:00 p.m., New York City time, on the second Trading Day next preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to a Paying Agent in accordance with Section 3.11.

(4) A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.

(5) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Repurchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for repurchase in accordance with the Applicable Procedures as in effect from time to time.

Section 3.11. Effect of Repurchase Notice, Preferred Redemption Repurchase Notice or Fundamental Change Repurchase Notice; Withdrawal of Notice.

(a) Upon receipt by any Paying Agent of a Repurchase Notice, Preferred Redemption Repurchase Notice or Fundamental Change Repurchase Notice, the Holder of the Security in respect of which such Repurchase Notice, Preferred Redemption Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, was given shall (unless such Repurchase Notice, Preferred Redemption Repurchase Notice or Fundamental Change Repurchase Notice is withdrawn as specified below) thereafter be entitled to receive the Repurchase Price, Preferred Redemption Repurchase Price or Fundamental Change Repurchase

Price with respect to such Security. Such Repurchase Price, Preferred Redemption Repurchase Price or Fundamental Change Repurchase Price shall be paid to such Holder promptly following the later of (1) the Repurchase Date, the Preferred Redemption Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, with respect to such Security (provided that the conditions in Subsection 3.8(c), Subsection 3.9(c) or Subsection 3.10(d), as applicable, have been satisfied) and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Subsection 3.8(c), Subsection 3.9(c) or Subsection 3.10(d), as applicable. Securities in respect of which a Repurchase Notice, Preferred Redemption Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, has been given by the Holder thereof may not be converted into Cash and Common Stock (if any) pursuant to Article 4 on or after the date of the delivery of such Repurchase Notice, Preferred Redemption Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, unless such Repurchase Notice, Preferred Redemption Repurchase Notice or Fundamental Change Repurchase Notice has first been validly withdrawn.

(b) A Repurchase Notice, Preferred Redemption Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Trading Day immediately preceding the Repurchase Date, the Preferred Redemption Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

Section 3.12. Deposit of Repurchase Price, Preferred Redemption Repurchase Price or or Fundamental Change Repurchase Price.

(a) On or before 11:00 a.m., New York City time, on the Repurchase Date, the Preferred Redemption Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Repurchase Date, Preferred Redemption Repurchase Date or Fundamental Change Repurchase Date) sufficient to pay the aggregate Repurchase Price, Preferred Redemption Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of all the Securities or portions thereof that are to be repurchased as of such Repurchase Date, Preferred Redemption Repurchase Date or Fundamental Change Repurchase Date, as the case may be. The manner in which the deposit required by this Section 3.12 is made by the Company shall be at the option of the Company; provided, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Repurchase Date, the Preferred Redemption Repurchase Date or the Fundamental Change Repurchase Date, as the case may be.

(b) If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Repurchase Price, the Preferred Redemption Repurchase Price or the

Fundamental Change Repurchase Price, as the case may be, of any Security for which a Repurchase Notice, Preferred Redemption Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, has been tendered and not withdrawn in accordance with this Indenture, then, on the Repurchase Date, the Preferred Redemption Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Repurchase Price, the Preferred Redemption Repurchase Price or the Fundamental Change Repurchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities repurchased on or as soon as practicable after the Repurchase Date, the Preferred Redemption Repurchase Date or the Fundamental Change Repurchase Date, as the case may be.

(c) To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 3.12 exceeds the aggregate Repurchase Price, Preferred Redemption Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of the Securities or portions thereof that the Company is obligated to repurchase, then promptly after the Repurchase Date, the Preferred Redemption Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

Section 3.13. Securities Repurchased in Part.

Any Security that is to be repurchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Repurchase Date, the Preferred Redemption Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not repurchased.

Section 3.14. Compliance with Securities Laws Upon Repurchase of Securities.

In connection with any offer to repurchase Securities under Section 3.8, 3.9 or 3.10, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to repurchase Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.8 through 3.13 to be exercised in the time and in the manner specified therein.

ARTICLE 4.

CONVERSION

Section 4.1. Conversion Privilege.

(a) Subject to the further provisions of this Article 4 and paragraph 8 of the Securities, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Cash and Common Stock (if any) under the circumstances and during the periods set forth in Sections 4.1(b), 4.1(c) and 4.1(d) at the Conversion Price then in effect; provided, however, that, if such Security is submitted for redemption or repurchase pursuant to Article 3, such conversion right shall terminate at the close of business on the second Trading Day immediately preceding the Redemption Date, the Repurchase Date, the Preferred Redemption Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or repurchase (unless the Company shall default in making the Redemption Price, Repurchase Price, Preferred Redemption Repurchase Price or Fundamental Change Purchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or repurchased).

Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

A Security in respect of which a Holder has delivered a Repurchase Notice, Preferred Redemption Repurchase Notice or Fundamental Change Repurchase Notice pursuant to Subsection 3.8(c), Subsection 3.9(c) or Subsection 3.10(d), as applicable, exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such Repurchase Notice, Preferred Redemption Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to 5:00 p.m., New York City time, on the second Trading Day immediately preceding the Repurchase Date, the Preferred Redemption Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, in accordance with Section 3.11.

A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

(b) At any time prior to the close of business on May 15, 2010, Holders may convert their Securities only upon the occurrence of one of the following events or as provided in Section 4.1(c):

(1) if a Security has been called for redemption pursuant to Article 3 hereof, a holder may surrender such Security for conversion at any time prior to 5:00 p.m., New York City time, on the second Trading Day immediately preceding the Redemption Date for such Security;

(2) if, after any five consecutive Trading Day period, the average of the Trading Prices for the Securities for that five-Trading Day period was less than 98% of the average of the Conversion Values for the Securities during that period, a Holder may surrender Securities for conversion at any time during the 10 Trading Days following the later of (A) such five-Trading Day period and (B) the date the Holder receives a Notice of Convertibility relating thereto. If a Holder provides the Company with reasonable evidence that the Trading Price for the Securities is less than 98% of the Conversion Value for the Securities, the Company shall require the Conversion Agent to determine the Trading Price of the Securities for each of the five consecutive Trading Days immediately after the Company receives such evidence. In the event that the average of the Trading Prices of the Securities during such five consecutive Trading Day period is less than 98% of the average of the Conversion Values for the Securities during such five consecutive Trading Day period, the Company shall require the Conversion Agent to determine the Trading Prices for the Securities on each successive Trading Day until the Trading Day ending any five consecutive Trading Day period during which the average of the Trading Price for the Securities is greater than or equal to 98% of the average of the Conversion Values for the Securities during such five consecutive Trading Day period;

(3) in the event that the Company declares a dividend or distribution of any rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share (as defined in Section 4.6(g)) on the record date for such dividend or distribution (other than a distribution of rights by the Company to its stockholders pursuant to the Company’s Rights Agreement, dated as of January 17, 2002 and amended on April 27 and April 28, 2004, between the Company and Mellon Investor Services LLC, as Rights Agent, and any successor or similar stockholders rights plan until the occurrence of a triggering event under such plan), then the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 30 days prior to the ex-dividend time for such dividend or distribution, until the earlier of the close of business on the Business Day prior to the ex-dividend time or until the Company announces that such distribution will not take place;

(4) in the event that the Company declares a dividend or distribution of cash, debt securities (or other evidences of indebtedness) or other assets to all holders of Common Stock where the fair market value of such dividend or distribution per share of Common Stock, as determined in this Indenture, exceeds 10% of the Current Market Price of the Common Stock as of the Trading Day immediately prior to the date of declaration for such dividend or distribution, then the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 30 days prior to the ex-dividend time for such dividend or distribution, until the earlier of the close of business on the Business Day prior to the ex-dividend time or until the Company announces that such distribution will not take place; or

(5) if any event constituting a Fundamental Change (without regard to the 90% Condition) occurs, the Securities may be surrendered for conversion during the Fundamental Change Conversion/Repurchase Period.

(c) At any time after May 15, 2008 and prior to the close of business on May 15, 2010, Holders may surrender their Securities for conversion during any Fiscal Quarter (and only during such Fiscal Quarter) if the Closing Sale Price is equal to or greater than 150% of the Conversion Price then in effect for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding Fiscal Quarter (it being understood for purposes of this Section 4.1(c ) that the Conversion Price in effect at the close of business on each of the 30 consecutive Trading Days should be used).

(d) Holders may surrender their Securities for conversion at any time on or after May 15, 2010 and prior to the close of business on the Business Day immediately preceding the Final Maturity Date.

Whenever the Securities shall become convertible pursuant to this Section 4.1, the Company or, at the Company’s request, the Trustee (or other Conversion Agent appointed by the Company) in the name and at the expense of the Company, shall promptly notify the Holders in writing (a “Notice of Convertibility”) of the event triggering such convertibility in the manner provided in Section 12.2, and the Company shall also publicly announce such information and publish it on the Company’s web site. Such written Notice of Convertibility and public announcement shall include:

(1) a description of such event;

(2) the periods during which the Securities shall be convertible as provided in this Article 4 as a result of such event;

(3) the name and address of each Conversion Agent;

(4) the procedures that the Holder must follow to convert their Securities in accordance with this Article 4; and

(5) whether a Make-Whole Premium shall be payable upon conversion of the Securities in connection with such event.

Section 4.2. Conversion Procedure.

(a) The right to convert any Security may be exercised, if such Security is represented by a Global Security, by book-entry transfer to the Conversion Agent (which initially shall be the Trustee) through the facilities of the Depositary in accordance with the Applicable Procedures or, if such Security is represented by a Certificated Security, by delivery of such Security at the specified office of the Conversion Agent, accompanied, in either case, by (a) a completed and duly signed conversion notice, in the form as set forth on the reverse of Security attached hereto as Exhibit A (a “Conversion Notice”); (b) if the Security is represented by a Certificated Security and such Certificated Security has been lost, stolen, destroyed or mutilated, a notice to the Conversion Agent in accordance with Section 2.7 regarding the loss, theft, destruction or mutilation of such Security; (c) appropriate endorsements and transfer documents if required by the Conversion Agent; and (d) payment of any tax or duty, in accordance with Section 4.4, which may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of a Person other than the Holder of the Security. The “Conversion Date” shall be the Business Day on which the Holder satisfies all of the requirements set forth in the immediately preceding sentence, if all such requirements shall have been satisfied by 5:00 p.m., New York City time, on such day, and in all other cases, the Conversion Date shall be the next succeeding Business Day; provided, however, that if a Holder surrenders for conversion a Security at any time after the twenty-fifth scheduled Trading Day prior to the Final Maturity Date, the Conversion Date shall be deemed to be the Business Day immediately preceding such Security’s Final Maturity Date. On the third Business Day following the last day of the related Conversion Period, subject to Section 4.5, the Company shall deliver to the Holder through a Conversion Agent, (i) (A) provided the Conversion Agent is participating in DTC’s Fast Automated Securities Transfer Program, such aggregate number of whole shares of Common Stock to which the applicable Holder shall be entitled to such Holder’s or its nominee’s or nominees’ balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) if the Conversion Agent is not participating in the DTC’s Fast Automated Securities Transfer Program, certificates for the number of whole shares of Common Stock, if any, to which such Holder or such Holder’s nominee or nominees shall be entitled and (ii) and cash (including cash in lieu of any fractional shares pursuant to Section 4.3).

(b) The person in whose name the shares of Common Stock issued upon conversion is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

(c) Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

(d) The Company shall not effect any conversion of a Security, and no Holder or any holder of an interest in a Security shall have the right to convert any portion of such Security, to the extent that after giving effect to such conversion, such Holder or holder (together with such Holder’s or holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion (the “Conversion Limitation”). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder or holder of an interest in a Security and its affiliates shall include the number of shares of Common Stock issuable upon conversion of a Security with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of any Security beneficially owned by such Holder or holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 4.2(d), in determining the number of outstanding shares of Common Stock, such Holder or holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent annual, quarterly or current report on Form 10-K, 10-Q or Form 8-K, respectively, as the case may be; (y) a more recent public announcement by the Company or (z) any other notice by the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of a Holder or a holder of an interest in a Security, the Company shall within two Business Days confirm orally and in writing to such Holder or holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Security, by such Holder or holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, any Holder or holder of an interest in a Security may increase or decrease the Conversion Limitation to any other percentage not in excess of 9.99% specified in such notice; provided, that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder or holder sending such notice and not to any other Holder or holder of Securities. Notwithstanding the foregoing, the Conversion Limitation shall not be applicable (i) on any of the ten Trading Days up to and including the Final Maturity Date, or (ii) on any of the ten Trading Days up to and including the Effective Date of a Fundamental Change or (iii) during the Fundamental Change Conversion/Repurchase Period

(e) Until Stockholder Approval shall have been obtained, the Company may not (and shall not) issue or deliver more than 41.96 shares of Common Stock (subject to appropriate adjustment for any stock splits, stock dividends and similar events pursuant to subsection (a) of Section 4.6) (the “Conversion Shares Cap”) for each $1,000 principal amount of Securities upon conversion thereof pursuant to Section 4.5 and/or as payment of a Make-Whole Premium with respect to such $1,000 principal amount of Securities pursuant to Section 5.2 hereof. The provisions of this Section 4.2(e) shall limit solely the number of shares of Common Stock issuable in satisfaction of amounts owing by the Company in respect of the Conversion Obligation and the Make-Whole Premium upon conversion of the Securities (which amounts, to the extent they exceed the Conversion Shares Cap, shall be paid in cash as herein set forth) and shall in no way be construed as a limitation on the Conversion Price or Conversion Rate of the Securities or on the Company’s obligation to pay the Make-Whole Premium in accordance with the provisions of Article 5.

Section 4.3. Fractional Shares.

The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will deliver a number of shares of Common Stock equal to the aggregate of the fractional shares otherwise deliverable for each Trading Day during the Conversion Period (rounding down to the nearest whole number) and cash equal to the remainder multiplied by the Volume Weighted Average Price of the Common Stock on the last day of the Conversion Period.

Section 4.4. Taxes on Conversion.

If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 4.5. Payment Upon Conversion.

(a) In the event that the Company receives a Holder’s Conversion Notice:

(1) For each $1,000 aggregate principal amount of Securities surrendered for conversion, the Company shall be required to pay to such Holder the sum of the following amounts (the “Conversion Obligation”) for each of the twenty Trading Days beginning on the third Trading Day following the Conversion Date (such twenty Trading Day period, a “Conversion Period”):

(A) if the Daily Conversion Value (as defined below) for such Trading Day for each $1,000 aggregate principal amount of Securities exceeds $50.00, (1) a Cash payment of $50.00 and (2) the remaining Daily Conversion Value (the “Daily Net Share Settlement Value”) in shares of Common Stock; or

(B) if the Daily Conversion Value for such Trading Day for each $1,000 aggregate principal amount of Securities is less than or equal to $50.00, a Cash payment equal to the Daily Conversion Value.

(C) For purposes of the foregoing and to give effect to the provisions of the penultimate sentence of Section 4.2(a), if a Holder surrenders for conversion a Security at any time after the twenty-fifth scheduled Trading Day immediately preceding the Final Maturity Date, (i) the Conversion Date will be deemed to be the Business Day immediately preceding the Final Maturity Date, (ii) the Conversion Period for such conversion will be the twenty Trading Day period commencing on the Trading Day immediately following the Final Maturity Date, and (iii) notwithstanding the provisions of the last sentence of Section 4.2 and in lieu of receiving any Cash payments or Common Stock pursuant to clauses (A) and (B) above, such Holder shall be entitled to receive on the Final Maturity Date a Cash payment of $1,000 per $1,000 aggregate principal amount of Securities surrendered and on the third Business Day following the last day of such Conversion Period such Holder shall be entitled to receive an amount of shares of Common Stock, if any, based on the sum of the Daily Net Share Settlement Values for each Trading Day during such Conversion Period.

(2) The amount to be paid to a converting Holder shall be computed in accordance with the following:

(A) The “Daily Conversion Value” for each Trading Day during the Conversion Period for each $1,000 aggregate principal amount of Securities is equal to one-twentieth of the product of the then applicable Conversion Rate multiplied by the Volume Weighted Average Price of the Common Stock (or such other form of consideration into which the Common Stock has been converted in accordance with the provisions of Section 4.11) on such Trading Day;

(B) The number of shares of Common Stock to be delivered under Section 4.5(a)(1)(A)(2) or 4.5(a)(1)(C) calculated on each Trading Day during the applicable Conversion Period, shall be determined by dividing the Daily Net Share Settlement Value by the Volume Weighted Average Price of the Common Stock (or such other form of consideration into which the Common Stock has been converted in accordance with the provisions of Section 4.11) for such Trading Day;

(C) For purposes of this Section 4.5, “Volume Weighted Average Price” per share of Common Stock (or any security into which the Common Stock has been converted in accordance with the provisions of Section 4.11) on any Trading Day means the volume weighted average price on the principal exchange or over-the-counter market on which the Common Stock (or such other security) is then listed or traded, from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day as reported by Bloomberg, or if such Volume Weighted Average Price is not available, the Board of Directors’ reasonable, good faith estimate of the volume weighted average price of the shares of Common Stock (or other security) on such Trading Day;

(D) Solely for purposes of valuing any non-cash consideration received by holders of Common Stock in any Change in Control, to the extent any component of such non-cash consideration is not listed on a U.S. national or regional securities exchange or reported on Nasdaq, the value of such non-cash consideration will be determined by two independent nationally recognized investment banks selected by the Trustee and, to the extent any component of such non-cash consideration is listed on a U.S. national or regional securities exchange or reported on Nasdaq, the value of such non-cash consideration will be determined by reference to its Volume Weighted Average Price.

(3) To the extent the Company is precluded from issuing shares of Common Stock under clause (1) of this Section 4.5(a) upon conversion of any Securities prior to obtaining Stockholder Approval due to the Conversion Shares Cap, then the Daily Conversion Value for any Trading Day during the applicable Conversion Period after the Conversion Shares Cap has been reached shall be paid by the Company in Cash.

(4) If such Conversion Notice shall be delivered upon a conversion in connection with a Fundamental Change pursuant to Section 4.1(b)(5), such Holder shall be entitled to receive, in addition to any Cash, shares of Common Stock or other forms of consideration provided for in clauses (1) and (2) of this Section 4.5(a), a Make-Whole Premium in accordance with Section 5.2. To the extent the Company is precluded from issuing shares of Common Stock as payment of a Make-Whole Premium upon conversion of any Securities prior to obtaining Stockholder Approval due to the Conversion Shares Cap, then the Make-Whole Premium shall be paid by the Company in Cash calculated by multiplying the number of shares of Common Stock otherwise payable as such Make-Whole Premium by the applicable Stock Price.

(b) The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock deliverable upon conversion of all of the Securities (including after taking into account any adjustment to the Conversion Price pursuant to Section 4.6).

(c) All shares of Common Stock that may be issued upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.

(d) The Company shall endeavor to comply promptly with all applicable securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and shall list or cause to have quoted such shares of Common Stock on each national securities exchange or on Nasdaq or other over-the-counter market or such other market on which the Common Stock is then listed or quoted. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Restricted Security shall also be a Restricted Security.

Section 4.6. Adjustment of Conversion Price.

The conversion price as stated in paragraph 8 of the Securities (the “Conversion Price”) shall be adjusted from time to time by the Company as follows:

(a) In case the Company shall pay a dividend on its Common Stock in shares of Common Stock or make a distribution on its Common Stock in shares of Common Stock, the Conversion Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such dividend or distribution shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date and of which the denominator shall be the sum of the number of shares of Common Stock outstanding at the close of business on such record date plus the total number of shares of Common Stock constituting such dividend or other distribution. If the Company shall subdivide its outstanding Common Stock into a greater number of shares, or combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Common Stock, proportionately decreased and, in the case of a combination of Common Stock, proportionately increased. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

(b) In case the Company shall issue rights, options or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) at a price per share (or having a conversion, exercise or exchange price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with subsection (g) of this Section 4.6) on the record date for the determination of stockholders entitled to receive such rights, options or warrants(or if no record date is fixed, the Business Day immediately prior to the date of announcement of such issuance) (treating the conversion, exercise or exchange price per share of the securities convertible into or exercisable or exchangeable for Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into or exercisable or exchangeable for Common

Stock and (ii) any additional consideration initially payable upon the conversion of such security into or exercise or exchange of such security for Common Stock divided by (y) the number of shares of Common Stock initially underlying such security), the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date (or if no record date is fixed, the date immediately prior to the date of announcement of such issuance) plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion, exercise or exchange price of the securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion, exercise or exchange of such securities by the applicable conversion, exercise or exchange price per share of Common Stock pursuant to the terms of such securities) would purchase at the Current Market Price per share (as defined in subsection (g) of this Section 4.6) of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date (or if no record date is fixed, the date immediately prior to the date of announcement of such issuance) plus the number of additional shares of Common Stock offered (or into which the securities so offered are convertible, exchangeable or exercisable). Such adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after such record date. If at the end of the period during which such rights, options or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

(c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in subsection (a) of this Section 4.6), or shall distribute to all or substantially all holders of its Common Stock rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants referred to in subsection (b) of this Section 4.6 and also excluding the distribution of rights to all holders of Common Stock pursuant to a Rights Plan (as defined below)), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the Current Market Price per share (as defined in subsection (g) of this Section 4.6) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights, options or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (as defined in subsection (g) of this Section 4.6) of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

In the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Security shall have the right to receive upon conversion the amount of capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights, options or warrants such Holder would have received had such Holder converted each Security on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.6(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

Notwithstanding the foregoing, if the securities distributed by the Company to all or substantially all holders of its Common Stock consist of capital stock of, or similar equity interests in, a Subsidiary or other business unit, the Conversion Price shall be decreased so that the same shall be equal to the rate determined by multiplying the Conversion Price in effect on the record date with respect to such distribution by a fraction the numerator of which shall be the average Closing Sale Price of one share of Common Stock over the Spinoff Valuation Period, and of which the denominator shall be the sum of (x) the average Closing Sale Price of one share of Common Stock over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences on the Common Stock on the Nasdaq National Market or such other national or regional exchange or market on which the Common Stock is then listed or quoted and (y) the average Closing Sale Price over the Spinoff Valuation Period of the portion of the securities so distributed applicable to one share of Common Stock such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which “ex-dividend trading” commences.

In lieu of the foregoing, the Company may at the time of the public announcement of such distribution elect in a writing provided to the Trustee and the Holders to reserve the pro rata portion of such Securities so that each Holder of securities shall have the right to receive upon conversion the amount of such shares of capital stock or similar equity interests of such Subsidiary or business unit that such Holder of Securities would have received if such Holder of Securities had converted such Securities on the record date with respect to such distribution.

With respect to any rights under a preferred shares rights plan of the Company (“Rights Plan”), upon conversion of the Securities into Common Stock, to the extent that the Rights Plan is still in effect upon such conversion, the Holders of Securities will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in any such Rights Plan (including such limitations as would be applicable to a Holder if the Holder is or becomes an “Acquiring Person” or “Adverse Person” as such terms are defined in the Rights Plan). If the Rights Plan provides that upon separation of rights under such plan from the Common Stock that the Holders would not be entitled to receive any such rights in respect of the Common Stock issuable upon conversion of the Securities, the Conversion Price will be adjusted as provided in this Section 4.6 (with such separation deemed to be the distribution of such rights), subject to readjustment in the event of the expiration, termination or redemption of the rights; provided, however, that there shall be no such adjustment in respect of any Holder that is or becomes an “Acquiring Person” or “Adverse Person” under the Rights Plan and, in the event an adjustment to the Conversion Price shall have already been made under this paragraph in respect of such separation of rights, it shall be readjusted and rescinded in respect of any Holder that is or becomes an “Acquiring Person” or “Adverse Person.” Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 4.6(c).

Rights, options or warrants (other than rights issued pursuant to a Rights Plan) distributed by the Company to all or substantially all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.6 (and no adjustment to the Conversion Price under this Section 4.6 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 4.6(c). If any such right, options or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 4.6 was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights, options and warrants had not been issued.

(d) In case the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”), to all or substantially all holders of its Common Stock, Cash, the Conversion Price shall be reduced so that the same shall equal the price determined by dividing such Conversion Price in effect on the record date with respect to such Cash dividend or distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock (as determined in accordance with subsection (g) of this Section 4.6) as of the day before the “ex” date with respect to the dividend or distribution, and the denominator shall be such Current Market Price per share of the Common Stock (as determined in accordance with subsection (g) of this Section 4.6) as of the day before the “ex” date with respect to the dividend or distribution less the amount per share of the Cash dividend or distribution, such decrease to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid; provided, however, that, in the event the portion of the Triggering Distribution applicable to one share of Common Stock is equal to or greater than the Current Market Price on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Cash such Holder would have received had such Holder converted each Security on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be effect if such dividend or distribution had not been declared.

(e) In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee thereof) of any other consideration) that exceeds an amount equal to the Current Market Price per share of Common Stock (as determined in accordance with subsection (g) of this Section 4.6) as of the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with subsection (g) of this Section 4.6) on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with subsection (g) of this Section 4.6) on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.6(e) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 4.6(e).

For purposes of this Section 4.6(e), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(f) In case the Company shall issue, prior to June 3, 2006, shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than $13.45 (subject to adjustment in the same manner as the Conversion Price is adjusted pursuant to this Section 4.6) (treating the conversion price per share of the securities convertible into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such security), the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such issuance by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such date plus the number of shares which the aggregate issuance price of the total number of shares of Common Stock so issued (or the aggregate conversion price of the convertible securities so issued, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at $13.45 per share of Common Stock (subject to adjustment in the same manner as the Conversion Price is adjusted pursuant to this Section 4.6), and of which the denominator shall be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock issued (or into which the convertible securities so issued are convertible). Such adjustment shall be made successively whenever any such Common Stock (or securities convertible into Common Stock) are issued and shall become effective immediately after issuance. If at the end of the period during which any such securities convertible into Common Stock are convertible not all such securities shall have been converted, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued upon conversion of such convertible securities. Notwithstanding the foregoing provisions of this Section 4.6(f), (i) no adjustment to the Conversion Price shall be required to be made hereunder in respect of the first $25 million of Common Stock (or securities convertible into Common Stock) issued after the date hereof at a price per share (or having a conversion price per share) less than $13.45 (subject to adjustment in the same manner as the Conversion Price is adjusted pursuant to this Section 4.6), and (ii) no adjustment to the Conversion Price shall be required to be made hereunder unless a similar adjustment to the conversion price of the Series B Preferred Stock is required to be made under Sections 5(b)(iii) and 5(b)(iv) of the Certificate of Designations of the Series B Preferred Stock as in effect on the date hereof. The provisions of this Section 4.6(f) shall expire and be of no further force or effect on June 3, 2006. Until such time as the Company receives the Stockholder Approval, no adjustment shall be made pursuant to this Section 4.6(f) that shall cause the Conversion Price to be less than $[            ] [Insert price equal to closing Bid Price plus 12.5¢ per Warrant Share] (subject to adjustment in the same manner as the Conversion Price is adjusted pursuant to Section 4.6(a) hereof) (the “Series B Limitation”); provided, however, upon receipt of the Stockholder Approval, any adjustment previously required pursuant to this Section 4.6(f) that was not made by reason of the Series B Limitation shall immediately take effect.

(g) For the purpose of any computation under subsections (b), (c), (d) or (e) of this Section 4.6, the current market price (the “Current Market Price”) shall mean, with respect to any date of determination, the average of the Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on the date of determination. For purposes hereof, the term “ex” date, when used with respect to any dividend or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such dividend or distribution.

(h) In any case in which this Section 4.6 shall require that an adjustment be made following a record date or Expiration Date, as the case may be, established for purposes of this Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.9) issuing to the Holder of any Security converted after such record date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable, or Cash payable, upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which, or Cash the payment of which, is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares or Cash, as the case may be. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Expiration Date had not occurred.

(i) For purposes of this Section 4.6, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

Section 4.7. No Adjustment.

No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 4.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment and, in any event, shall be carried forward and taken into account regardless of whether the aggregate adjustment is less than 1% upon the announcement by the Company of a Fundamental Change, upon any Repurchase Date, upon any notice of redemption of the Securities and at the Final Maturity Date. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

Except as otherwise provided herein, no adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 4.8. Adjustment for Tax Purposes.

The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 4.6, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to stockholders in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders.

Section 4.9. Notice of Adjustment.

Whenever the Conversion Price or conversion privilege is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

Section 4.10. Notice of Certain Transactions.

In the event that:

(a) the Company takes any action which would require an adjustment in the Conversion Price;

(b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Company must approve the transaction; or

(c) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 10 days before such proposed date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 4.10.

Section 4.11. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.6); (b) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that (A) the Holder of each Security then outstanding shall have the right to convert such Security into cash and, with respect to the portion of the Conversion Obligation in excess (if any) of the principal amount of Securities being converted, the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance (provided that, if the type or amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance is more than a single type of consideration (determined based in part upon any form of stockholder election), then the type and amount of consideration will be deemed to be the weighted average of the kind and amounts of consideration received by the holders of the Company’s Common Stock that affirmatively make such an election) and (B) any additional shares of Common Stock which a Holder is entitled to receive as a Make-Whole Premium upon conversion in connection with a Fundamental Change, shall not be payable in shares of Common Stock, but will represent a right to receive the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the additional shares of Common Stock had such additional shares of Common Stock been outstanding immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 4. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee (x) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

Section 4.12. Trustee’s Disclaimer.

The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

Section 4.13. Voluntary Reduction.

The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period if the Board of Directors determines that such reduction would be in the best interest of the Company or to avoid or diminish income tax to holders of shares of the Common Stock in connection with a dividend or distribution of stock or similar event, and the Company provides 15 days prior notice of any reduction in the Conversion Price; provided, however, that in no event may the Company reduce the Conversion Price to an amount that is less than the par value of a share of Common Stock.

ARTICLE 5.

PAYMENT OF INTEREST AND MAKE-WHOLE PREMIUM

Section 5.1. Interest Payments.

(a) The Company shall pay interest on the Securities at the rate of 5.0% per annum. The Company shall pay interest semiannually in arrears on May 15 and November 15 of each year, commencing May 15, 2006. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November __, 2005; provided, however, that if there is not an existing default in the payment of interest and if a Security is authenticated between a Regular Record Date and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year, comprised of twelve 30 day months. In the event of the maturity, conversion, redemption or repurchase of a Security by the Company at the option of the Holder, interest shall cease to accrue on such Security.

(b) Upon conversion of a Security, (i) a Holder shall not receive any cash payment of interest (unless such conversion occurs between a Regular Record Date and the Interest Payment Date to which it relates, in which case a Holder at the close of business on the Regular Record Date will receive on the Interest Payment Date accrued and unpaid interest) and the Conversion Price shall not be adjusted to account for accrued and unpaid interest and (ii) except as set forth in clause (c) below, the Company’s delivery to a Holder of cash and shares of Common Stock, if any, into which the Security is convertible shall be deemed to satisfy its obligation with respect to such Security, and any accrued but unpaid interest shall be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited.

(c) Securities surrendered for conversion by a Holder after the close of business on any Regular Record Date but prior to the next Interest Payment Date must be accompanied by payment of an amount equal to the interest that has accrued on the Securities being converted (other than overdue interest, if any, that has accrued on such Security) for the interest period ending on such Interest Payment Date, unless such Security has been called for redemption by the Company pursuant to Article 3.

Section 5.2. Make-Whole Premium.

(a) If a Fundamental Change occurs prior to November 15, 2010, the Company shall pay the Make-Whole Premium to Holders of the Securities who convert their Securities in connection with a Fundamental Change pursuant to Section 4.1(b)(5) at any time during the Fundamental Change Conversion/Repurchase Period. The Make-Whole Premium shall be paid on the Effective Date of the Fundamental Change (or, in the event the Securities are converted after the Effective Date but during the Fundamental Change Conversion/Repurchase Period, on the third Business Day following the end of the Fundamental Change Conversion/Repurchase Period) and shall be paid solely in shares of the Common Stock (other than Cash paid in lieu of fractional shares) or in the same form of consideration into which all or substantially all of the shares of Common Stock have been converted or exchanged in connection with the Fundamental Change, as described below. The Make-Whole Premium shall be equal to an additional number of shares of Common Stock calculated in accordance with Section 5.2(b) hereof. The Make-Whole Premium will be in addition to, and not in substitution for, any Cash, securities or other assets otherwise due to Holders of Securities upon conversion as described in this Indenture.

(b) The “Make-Whole Premium” shall be equal to the principal amount of the Securities to be converted divided by $1,000 and multiplied by the applicable number of shares of Common Stock determined by reference to the table below (the “Make-Whole Premium Table”) and is based on the Effective Date and the Stock Price.

Make-Whole Premium Table

(Number of Additional Shares of Common Stock)

Stock Price	$12.50	$13.50	$15.50	$17.50	$19.50	$21.50	$23.50	$25.50	$27.50	$29.50	$31.50	$33.50	$35.50	$37.50

Effective Date
November 16, 2005	10.4348	10.4348	10.4348	10.4348	8.7758	6.7010	5.1181	3.8943	2.9388	2.1897	1.5982	1.1315	0.7698	0.4901
November 16, 2006	10.4348	10.4348	10.4348	10.4348	7.9844	5.9262	4.3841	3.2160	2.3250	1.6430	1.1227	0.7290	0.4369	0.2294
November 16, 2007	10.4348	10.4348	10.4348	9.5759	6.6074	4.4608	2.9196	1.8300	1.0765	0.5732	0.2550	0.0733	0.0000	0.0000
November 16, 2008	10.4348	10.4348	10.4348	9.0124	5.9432	3.6814	2.0139	0.8343	0.2032	0.0000	0.0000	0.0000	0.0000	0.0000
November 16, 2009	10.4348	10.4348	10.4348	8.7363	5.7160	3.4883	1.8529	0.7099	0.1341	0.0000	0.0000	0.0000	0.0000	0.0000
November 16, 2010	10.4348	10.4348	10.4348	8.2890	5.4050	3.2700	1.7045	0.6170	0.0838	0.0000	0.0000	0.0000	0.0000	0.0000
November 16, 2011	10.4348	10.4348	10.4348	8.0916	5.2416	3.1438	1.6179	0.5728	0.0772	0.0000	0.0000	0.0000	0.0000	0.0000
November 16, 2012	10.4348	10.4348	10.4348	7.5582	4.8298	2.8535	1.4386	0.4857	0.0490	0.0000	0.0000	0.0000	0.0000	0.0000
November 16, 2013	10.4348	10.4348	10.0309	6.4617	4.0010	2.2889	1.1088	0.3466	0.0201	0.0000	0.0000	0.0000	0.0000	0.0000
November 16, 2014	10.4348	10.4348	7.1242	4.0156	2.1465	1.0437	0.4184	0.0951	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
November 16, 2015	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(1) The exact Stock Price and Effective Date may not be set forth on the Make-Whole Premium Table, in which case, if the Stock Price is between two Stock Prices on the Make-Whole Premium Table or the Effective Date is between two Effective Dates on the Make-Whole Premium Table, the Make-Whole Premium shall be determined by straight-line interpolation between Make-Whole Premium amounts set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 365-day year (or a 366-day year if the Effective Date occurs in a leap year). The Stock Prices set forth in the column headers are subject to adjustment pursuant to Section 5.3.

(A) (2) If the Stock Price is less than or equal to $12.49 (subject to adjustment pursuant to Section 5.3, the “Stock Price Threshold”), the Make-Whole Premium shall be equal to zero shares of Common Stock.

(B) (3) If the Stock Price is equal to or greater than $37.51 (subject to adjustment pursuant to Section 5.3, the “Stock Price Cap”), the Make-Whole Premium shall be equal to zero shares of Common Stock.

(C) (4) “Stock Price” means the price paid per share of Common Stock in the transaction constituting the Fundamental Change, determined as follows:

(i) if holders of Common Stock receive only Cash in the transaction constituting the Fundamental Change, the Stock Price shall equal the cash amount paid per share of Common Stock; and (ii) in all other cases, the Stock Price shall equal the arithmetic average of the Closing Sale Prices of a share of Common Stock over the five Trading Day period ending on the fifth Trading Day immediately preceding the Effective Date; and “Effective Date” means the date that a Fundamental Change becomes effective.

(c) The Company shall pay the Make-Whole Premium solely in shares of Common Stock (other than Cash paid in lieu of fractional shares) or in the same form of consideration into which all or substantially all of the shares of Common Stock have been converted or exchanged in connection with the Fundamental Change. If holders of the Common Stock receive or have the right to receive more than one form of consideration in connection with such Fundamental Change, then, for purposes of the foregoing, the forms of consideration in which the Make-Whole Premium shall be paid shall be in proportion to the different forms of consideration paid to holders of Common Stock in connection with such Fundamental Change.

(d) The Company shall, from time to time, appoint an independent nationally recognized investment bank to serve as calculation agent with respect to calculation of the Make-Whole Premium (the “Calculation Agent”). The Calculation Agent shall, on behalf of and on request by the Company, calculate (A) the Stock Price and (B) the Make-Whole Premium with respect to such Stock Price, based on the Effective Date specified by the Company, and shall deliver its calculation of the Stock Price and Make-Whole Premium to the Company and the Trustee within three Business Days of the request by the Company or the Trustee. The Company or, at the Company’s request, the Trustee, in the name and at the expense of the Company, (X) shall notify the Holders of the Stock Price and Make-Whole Premium with respect to a Fundamental Change as part of the Fundamental Change Repurchase Notice or otherwise in accordance with the notice provisions of the Indenture and (Y) shall notify the Holders, promptly upon the opening of business on the Effective Date of the number of shares of Common Stock (or such other securities, assets or property (including Cash) into which all or substantially all of the shares of Common Stock have been converted as of the Effective Date as described above) to be paid in respect of the Make-Whole Premium in connection with such Fundamental Change, in the manner provided in this Indenture. The Company shall verify, in writing, all calculations made by the Calculation Agent pursuant to this Section 5.2(d).

(e) On or prior to the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with one or more Paying Agents (or, if the Company or an Affiliate or Subsidiary of the Company is acting as the Paying Agent, set aside, segregate and hold in trust) a number of shares of Common Stock (or, in the case of a Fundamental Change in which all or substantially all of the shares of Common Stock have been, as of the Effective Date, converted into or exchanged for the right to receive securities or other assets or property (including Cash), an amount of such other securities or other assets or property (including Cash)) sufficient to pay the Make-Whole Premium with respect to all the Securities converted in connection with such Fundamental Change; provided, that, if such payment is made on the Fundamental Change Repurchase Date, it must be received by the Trustee or Paying Agent, as the case may be, by 11:00 a.m., New York City time, on such date. Payment of the Make-Whole Premium for Securities surrendered for conversion during the Fundamental Change Conversion/Repurchase Period shall be made promptly on the Fundamental Change Repurchase

Date by mailing checks in respect of Cash and otherwise delivering entitlements to securities, other assets or property for the amount payable to the Holders of such Securities entitled thereto as they shall appear in the register kept by the Registrar.

(f) Promptly after determination of the actual number of shares of Common Stock to be issued in respect of the Make-Whole Premium, the Company shall publish a notice containing this information in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.

Section 5.3. Adjustments Relating to Make-Whole Premium.

Whenever the Conversion Price shall be adjusted from time to time by the Company pursuant to Section 4.6, the Stock Price Threshold and the Stock Price Cap shall be adjusted and each of the Stock Prices set forth in the Make-Whole Premium Table shall be adjusted. The adjusted Stock Price Threshold, Stock Price Cap and Stock Prices set forth in the Make-Whole Premium Table shall equal the Stock Price Threshold, Stock Price Cap and such Stock Prices, as the case may be, immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Price as so adjusted and the denominator of which is the Conversion Price immediately prior to the adjustment giving rise to such adjustment. Each of the share amounts set forth in the body of the Make-Whole Premium Table shall also be adjusted in the same manner and at the same time.

ARTICLE 6.

COVENANTS

Section 6.1. Payment of Securities.

(a) The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest or Liquidated Damages, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to pay the installment. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal (including premium, if any) and overdue installments of interest at the rate per annum borne by the Securities.

(b) Payment of the principal of (and premium, if any) and interest (and Liquidated Damages, if any), on the Securities shall be made at any office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, further, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company and the Trustee at least 10 Business Days prior to the payment date.

Section 6.2. SEC Reports.

(a) The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and, within 15 days after it files with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee; provided, that any such reports, information and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system shall be deemed to be filed with the Trustee. If the Company fails to file any periodic report with the SEC within 30 days after the date it is required to do so pursuant to the Exchange Act (the “Filing Failure”), then beginning on the 31st day following such Filing Failure liquidated damages (“Filing Failure Liquidated Damages”) shall accrue on the Securities at a rate per annum equal to the following for the periods during which the Filing Failure shall continue and until the Filing Failure is cured: (i) for the first six 30-day periods during which the Filing Failure shall continue, one-quarter of one percent per annum (0.25%) of the aggregate principal amount of the Securities; (ii) for the next six such 30-day periods, one-half of one percent per annum (0.50%) of the aggregate principal amount of the Securities; and (iii) thereafter, three-quarters of one percent per annum (0.75%) of the aggregate principal amount of the Securities. Such Filing Failure Liquidated Damages shall be payable as and when Liquidated Damages are payable under this Indenture. The rate of accrual of Filing Failure Liquidated Damages shall not exceed the rate provided for notwithstanding the occurrence of multiple concurrent Filing Failures.

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(c) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Trustee (i) quarterly financial statements within 45 days after the end of each fiscal quarter that are substantially equivalent to those the Company would otherwise be required to file with the Commission in a Quarterly Report on Form 10-Q, (ii) annual financial statements within 90 days after the end of each fiscal year that are substantially equivalent to those the Company would be required to file with the Commission in an Annual Report on Form 10-K, including a report thereon by the Company’s certified independent accountants, and (iii) accompanying each of the financial statements required by (i) and (ii) above, information substantially equivalent to that required by Regulation S-K Item 303, “Management Discussion and Analysis of Financial Condition and Results of Operations;” provided, that in each case the delivery of materials to the Trustee by electronic means shall be deemed “furnished” to the Trustee for purposes of this Section 6.2(c); provided, further, that the Company shall be deemed to have satisfied its obligations under each of (i), (ii) and (iii) above if it files such information with the Commission (if the Commission will accept such filing) or otherwise makes such financial statements and other information available on or through its web site.

Section 6.3. Compliance Certificates.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2005), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers’ Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

The Company shall promptly deliver to the Trustee and in any event within five Business Days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company is taking or proposes to take with respect thereto.

Section 6.4. Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 6.5. Maintenance of Corporate Existence.

Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 6.6. Rule 144A Information Requirement.

Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof, make available to such Holder or beneficial holder of Securities or Common Stock in connection with any sale thereof, and to any prospective purchaser of such Securities or Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder or holder a written statement as to whether it has complied with such requirements.

Section 6.7. Resale of Certain Securities.

During the period beginning on the date on which any of the Securities are originally issued and ending on the date that is two years from such date, the Company shall not, and shall use its best efforts not to permit any of its “affiliates” (as defined under Rule 144) to, resell any Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence.

Section 6.8. Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest (including Liquidated Damages, if any), on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.9. Book-Entry System.

If the Securities cease to trade in the Depositary’s book entry settlement system, the Company covenants and agrees that upon the request of Holders of at least 25% in aggregate principal amount of the Securities then outstanding, it shall use reasonable efforts to make such other book entry arrangements that it determines are reasonable for the Securities.

Section 6.10. Payment of Liquidated Damages.

If Liquidated Damages are payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Liquidated Damages that are payable, (ii) the reason why such Liquidated Damages are payable and (iii) the date on which such Liquidated Damages are payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Liquidated Damages are payable. If the Company has paid Liquidated Damages directly to the Persons entitled to such Liquidated Damages, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 6.11. Incurrence of Indebtedness.

The Company shall not, and the Company shall not permit any Subsidiary to, directly or indirectly, incur or guarantee, or assume any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness.

“Permitted Indebtedness” means:

(1) the Securities;

(2) Indebtedness outstanding on the date hereof;

(3) Indebtedness incurred under the Company’s revolving letter of credit line from JPMorgan Chase Bank, National Association, effective from April 28, 2005 to May 1, 2006, as the same may be amended and/or extended from time to time, that is either unsecured or secured only by cash collateral;

(4) trade debt and similar unsecured indebtedness incurred in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(5) intercompany Indebtedness between or among the Company and its wholly-owned Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities and (ii)(A) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary thereof or (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (5);

(6) Indebtedness in an aggregate amount not exceeding $10,000,000 incurred in connection with the obligations of a Person as lessee which are capitalized in accordance with GAAP to the extent incurred in the ordinary course of business for the purpose of financing all or any of the purchase price or cost of construction, installation, design, or improvement of real or personal property, plant or equipment used in the business of the Company;

(7) Indebtedness incurred pursuant to performance bonds, bid bonds and other similar instruments entered into in the ordinary course of business;

(8) Indebtedness in an aggregate amount not exceeding $5,000,000 incurred in the ordinary course of business in connection with Permitted Purchase Money Security Interests;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is satisfied within five Business Days of incurrence;

(10) Indebtedness consisting of indemnification, adjustment of purchase price or similar obligations, in each case incurred in connection with the disposition of any assets of the Company or any Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any Subsidiary in connection with such disposition;

(11) the incurrence by a Subsidiary of the Company of Acquired Indebtedness; provided that (A) at the time of the acquisition or merger or consolidation in connection with which such Acquired Indebtedness is incurred, such Subsidiary shall not own or hold any property or assets other than the property or assets acquired in such acquisition or the property or assets of the Person that was merged or consolidated with or into such Subsidiary, (B) any liens or other security interest granted to secure such Acquired Indebtedness shall not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property or assets that secured such Acquired Indebtedness prior to the time such Acquired Indebtedness became Acquired Indebtedness of the Subsidiary of the Company, (C) such Acquired Indebtedness was not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such acquisition, merger or consolidation and (D) such Indebtedness is without recourse to the Company or any of its other Subsidiaries or to any of their respective properties or assets;

(12) unsecured Indebtedness incurred in connection with transactions entered into for the purpose of hedging foreign exchange risk of the Company and its Subsidiaries or for the purpose of hedging interest rate exposure on Permitted Indebtedness; provided that (A) in the case of agreements for hedging foreign exchange risk, such agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder and (B) in the case of agreements for hedging interest rate exposure, such agreements are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by this Indenture to be outstanding to the extent that the notional amount of any obligations under such agreement does not exceed the principal amount of Indebtedness to which such obligation relates;

(13) cash management arrangements (including, but not limited to: electronic funds transfer programs, daylight overdraft facilities, F/X settlement risk facilities, and other facilities involving intra-day/inter-day settlement risk); unadvised treasury risk facilities (including facilities provided for conducting F/X and hedging/derivative transactions); bank overdraft lines, including cash collateral in connection with any of the foregoing, all in the ordinary course of business of the Company or such Subsidiary and as is consistent with past practice of the Company or such Subsidiary;

(14) senior secured Indebtedness not included in any of the foregoing; provided, however, that immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred pursuant to this clause (14) then outstanding does not exceed the lesser of (A) $50,000,000 and (B) the sum of $25,000,000 plus (I) until such time as the Company has filed its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006, 100% of the EBITDA of the Company earned during the period commencing July 1, 2005 and ending on the last day of the most recently ended fiscal quarter or fiscal year on or prior to June 30, 2006 and prior to the date of such incurrence for which the Company has filed its Quarterly Report on Form 10-Q or its Annual Report on Form 10-K, as calculated in accordance herewith based upon such Annual Report for such fiscal year or such Quarterly Report for such fiscal quarter and the Quarterly Reports for any prior fiscal quarters included in such period and (II) at such time as the Company has filed its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006 and thereafter, 200% of the EBITDA of the Company earned during the twelve month period ending on the last day of the fiscal quarter or fiscal year most recently ended prior to the date of such incurrence for which the Company has filed its Quarterly Report on Form 10-Q or its Annual Report on Form 10-K, as calculated in accordance herewith based upon such Annual Report for such fiscal year or such Quarterly Report for such fiscal quarter and the Quarterly Reports for any prior fiscal quarters included in such period;

(15) unsecured Indebtedness not included in any of the foregoing that is expressly subordinate in right of payment to the Indebtedness evidenced by the Securities, and which Indebtedness does not provide at any time for the payment, prepayment, repayment, repurchase, redemption or defeasance, directly or indirectly, of any principal or premium, if any, thereon until 91 days after November 15, 2010; provided, however, that immediately after giving effect to any such incurrence the aggregate principal amount of all Indebtedness incurred under this clause (15) and then outstanding does not exceed the sum of $100,000,000 plus (I) until such time as the Company has filed its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006, 100% of the EBITDA of the Company earned during the period commencing July 1, 2005 and ending on the last day of the most recently ended fiscal quarter or fiscal year on or prior to June 30, 2006 and prior to the date of such incurrence for which the Company has filed its Quarterly Report on Form 10-Q or its Annual Report on Form 10-K, as calculated in accordance herewith based upon such Annual Report for such fiscal year or such Quarterly Report for such fiscal quarter and the Quarterly Reports for any prior fiscal quarters included in such period and (II) at such time as the Company has filed its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006 and thereafter, 200% of the EBITDA of the Company earned during the twelve month period ending on the last day of the fiscal quarter or fiscal year most recently ended prior to the date of such incurrence for which the Company has filed its Quarterly Report on Form 10-Q or its Annual Report on Form 10-K, as calculated in accordance herewith based upon such Annual Report for such fiscal year or such Quarterly Report for such fiscal quarter and the Quarterly Reports for any prior fiscal quarters included in such period;

(16) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, repay, prepay, redeem, retire or refund, Indebtedness that was permitted by clauses (1), (3), (11) or (16) of this definition; and

(17) the guarantee of any Indebtedness otherwise permitted by this Indenture to be incurred.

Subject to the next succeeding paragraph below, for purposes of clarification, all Indebtedness incurred under clause (14) or (15) of the definition of Permitted Indebtedness shall continue to be Permitted Indebtedness for so long as such Indebtedness shall remain outstanding regardless of whether that Indebtedness would be permitted to be incurred under clause (14) or (15) of such definition as of any date subsequent to the date of incurrence of such Indebtedness.

Notwithstanding the foregoing, any Permitted Indebtedness that is unsecured at the time of incurrence and becomes secured on any date thereafter (such date, the “Secured Date”) shall cease to be Permitted Indebtedness hereunder unless such Indebtedness could have been incurred as secured Permitted Indebtedness on the Secured Date.

For purposes of determining compliance with this Section 6.11, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness included in the definition of Permitted Indebtedness, the Company, in its sole discretion, may classify such item of Indebtedness at the time of its incurrence and only be required to include the amount and type of such Indebtedness in one of the clauses of such definition and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness included in the definition of Permitted Indebtedness.

“Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of any other Person (i) existing as of the time such other Person is merged with or into or became a Subsidiary of such specified Person or (ii) assumed by the specified Person in connection with an acquisition of assets.

“Indebtedness” of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all obligations of others which are secured by a Lien on any asset of such Person (the amount of such obligations being deemed to be the lesser of the fair market value of such asset or the amount of the obligations so secured), whether or not such Person is otherwise liable for such obligations, (vi) all obligations of others which are, directly or indirectly, guaranteed by such Person or for which such Person has agreed (contingently or otherwise) to assure a creditor against loss, including without limitation, through an agreement to purchase or otherwise acquire such obligations, (vii) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances, surety bonds or similar credit transactions, whether or not matured, (viii) all obligations of such Person under commodity price hedging arrangements, in each case whether contingent or matured, (ix) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (x) all obligations in respect of financial instruments which are classified as a liability on the balance sheet of such Person and (xi) all Disqualified Equity Interests issued by such Person (with the amount of Indebtedness represented by such Disqualified Equity Interests being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any).

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interests which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Equity Interests, such fair market value shall be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Equity Interests. The amount of any Indebtedness outstanding as of any date shall be (i) the outstanding balance at such date of all unconditional obligations, together with any interest thereon that is more than 30 days past due, or the accreted value thereof, in the case of any Indebtedness issued with original issue discount, or (ii) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation.

“Disqualified Equity Interest” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable or exercisable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the sole option of the holder thereof, in whole or in part, prior to 91 days after November 15, 2010, for cash or is convertible into or exchangeable or exercisable for debt securities of the Company or any its Subsidiaries at any time prior to such date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Equity Interests solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control will not constitute a Disqualified Equity Interest if the terms of such Capital Stock provide that the definition of change of control for the purposes of such Capital Stock is the same as the definition of Change of Control under this Indenture and that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless prior to such repurchase or redemption, the Company shall have repurchased the Securities required to be repurchased under Section 3.10 hereof.

“Permitted Purchase Money Security Interest” means any Lien on any property or asset created, issued or assumed to secure Indebtedness incurred, assumed or issued to satisfy, in whole or in part, the purchase price of such property or asset (including installation costs) and expenditures made for any construction, development or improvements performed thereon or added thereto, provided that such Lien, or any agreement or other instrument under which such Lien is constituted, is limited to (and any Indebtedness incurred in connection therewith does not exceed 85% of the fair market value of) the property or asset acquired in connection with the assumption, issuance or incurring of such Indebtedness and is created, issued or assumed concurrently with the acquisition of such property or assets.

“Liens” means, with respect to any asset, any mortgages, pledges, liens, charges, security agreements or other encumbrances of any kind in respect of such asset (whether or not filed, recorded or otherwise perfected under applicable law) or any other arrangements that in substance secure payment or performance of an obligation, statutory and other non-consensual liens or encumbrances and includes the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“EBITDA” means, with respect to the Company for any applicable period, the Net Income of the Company and its Subsidiaries for such period plus (without duplication) the sum of the following amounts for the Company and its Subsidiaries for such period and to the extent deducted in determining Net Income for such period: (1) Interest Expense, (2) income tax expense, (3) depreciation expense, (4) amortization expense, (5) non-recurring cash transaction costs incurred in connection with any acquisition in an amount not exceeding $2,000,000 in the aggregate during such period, (6) non-recurring cash severance costs in an amount not exceeding $10,000,000 in the aggregate during such period and (7) all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), determined on a consolidated basis in accordance with GAAP. If since the beginning of the applicable period the Company or any of its Subsidiaries shall have acquired assets constituting all or substantially all of a product line or an operating unit of a business or shall have acquired (by merger or otherwise) any corporation or other person which becomes a Subsidiary, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition occurred (and any Acquired Indebtedness in connection with such acquisition was incurred) on the first day of such period. If since the beginning of the applicable period the Company or any of its Subsidiaries shall have disposed of assets constituting all or substantially all of a product line or an operating unit of a business or shall have disposed of any Capital Stock of any Subsidiary such that after giving effect to such disposition such Subsidiary ceases to constitute a Subsidiary hereunder, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such disposition occurred on the first day of such period.

“Net Income” means, with respect to the Company for any applicable period, the net income of the Company and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP; provided, however, that the calculation of Net Income shall exclude the net income, if any, from any contract revenue and related contract expense recognized during such period.

“Interest Expense” means, with respect to the Company for any applicable period, the total interest expense of the Company and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, repay, prepay, redeem, retire or refund other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

(i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus fees, expenses, premiums, defeasance costs and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased, repaid, prepaid, redeemed, retired or refunded;

(ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness

being extended, refinanced, renewed, replaced, defeased, repaid, prepaid, redeemed, retired or refunded;

(iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased, repaid, prepaid, redeemed, retired or refunded is subordinated in right of payment to the Securities, then the Permitted Refinancing Indebtedness must be subordinated in right of payment to the Securities on terms at least as favorable, taken as a whole, to the Securityholders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, repaid, prepaid, redeemed, retired or refunded; and

(iv) if the Indebtedness being extended, refinanced, renewed, replaced, defeased, repaid, prepaid, redeemed, retired or refunded is secured, then the Permitted Refinancing Indebtedness is not secured by any property or assets of the Company and its Subsidiaries other than the property and assets that secured the Indebtedness being extended, refinanced, renewed, replaced, defeased, repaid, prepaid, redeemed, retired or refunded; and

(v) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, repaid, prepaid, redeemed, retired or refunded.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

Section 6.12. Stockholder Approval.

The Company agrees to use its reasonable best efforts to seek and obtain affirmative approval in accordance with the Company’s Certificate of Incorporation and the rules of The Nasdaq Stock Market at the next special or annual meeting of its stockholders, which shall be held no later than May 31, 2006, for the issuance of a number of shares of Common Stock sufficient to fully provide for the conversion of the Securities and the exercise of the Warrants from time to time as such Securities and Warrants are presented for conversion or exercise, including without limitation the issuance of all such shares in excess of the Conversion Shares Cap and Exercise Shares Cap (as defined in the Warrants) (such affirmative approval being referred to as the “Stockholder Approval”). If the Company shall not obtain the Stockholder Approval at its next meeting of stockholders, the Company shall use its reasonable best efforts to obtain such approval at each succeeding meeting of its stockholders until such time as it shall have obtained approval for the issuance of a number of shares of Common Stock sufficient to fully provide for the conversion of the Securities and the exercise of the Warrants. Upon receipt by the Company of the Stockholder Approval, the Company shall deliver a written notice thereof to the Trustee and the Paying Agent, and the Trustee shall in turn give prompt written notice thereof to the Holders in the manner set forth in the Indenture.

ARTICLE 7.

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.1. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1) in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership, trust or other entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest, including any Make-Whole Premium and Liquidated Damages, if any, on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;

(2) if as a result of such transaction, the Securities become convertible into Common Stock or other securities of a third party, such third party fully and unconditionally guarantees all obligations of the Company or such successor under the Indenture and the Securities;

(3) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(4) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and Article XI and that all conditions precedent herein provided for relating to such transaction have been complied with.

The provisions of this Section 7.1 shall similarly apply to successive consolidations, mergers, conveyances, transfers or leases.

Section 7.2. Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 8.

DEFAULT AND REMEDIES

Section 8.1. Events of Default.

(a) An “Event of Default” shall occur upon:

(1) the failure of the Company to pay the principal of, or premium, including any Make-Whole Premium, if any, on, any Security at the Final Maturity Date, upon a redemption or repurchase pursuant to Article 3, or otherwise;

(2) the failure of the Company to pay any interest, including Liquidated Damages, if any, on any Security when due that continues for 30 days;

(3) the failure of the Company to provide a Fundamental Change Company Notice when required by Section 3.10;

(4) the failure of the Company to convert the Securities into Cash or shares of Common Stock (if any) upon exercise of a Holder’s conversion right and such failure continues for 10 days;

(5) the failure of the Company to perform or observe any other covenant required by this Indenture or the Securities, if such failure continues for 30 days after the Notice of Default specified below is given;

(6) a default under any indebtedness for money borrowed by the Company or any Subsidiary in an aggregate outstanding principal amount in excess of $25.0 million, for a period of 30 days after written notice of default is given to the Company by the Trustee or to the Company and the Trustee by Holders of not less than 25% in aggregate principal amount of the Securities then outstanding, which default (A) is caused by the failure to pay principal or interest when due on such indebtedness by the end of the applicable grace period, if any, unless such indebtedness is discharged, or (B) results in the acceleration of such indebtedness, unless such acceleration is waived, cured, rescinded or annulled or unless such indebtedness is discharged;

(7) the entry against the Company or any of its Subsidiaries of a final judgment or judgments (not subject to appeal and not covered by insurance) aggregating in excess of $20.0 million, which judgments remain unpaid, unstayed, undischarged or unbonded for a period of 60 days;

(8) the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors; or

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in a voluntary or involuntary case or proceeding or otherwise adjudicates the Company insolvent or bankrupt;

(B) appoints a Custodian of the Company or for, or to take possession of, all or substantially all of the property of the Company; or

(C) orders the dissolution, winding up or liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

(b) A default under clause (5) of Subsection 8.1(a) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within the time specified in clause (5) of Subsection 8.1(a) after receipt of such notice. The notice given pursuant to this Section 8.1 must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” When any default under this Section 8.1 is cured, it ceases.

(c) The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust

Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder or unless it acquires actual knowledge of such Event of Default in the course of performing other duties pursuant to this Indenture.

Section 8.2. Acceleration.

If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Subsection 8.1(a)) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount, plus all accrued and unpaid interest, any premium, including any Make-Whole Premium, and Liquidated Damages, if any, to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (8) or (9) of Subsection 8.1(a) occurs and is continuing with respect to the Company, the principal amount, plus all accrued and unpaid interest, any premium, including any Make-Whole Premium, and Liquidated Damages, if any, of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 8.3. Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, or interest and any premium, including any Make-Whole Premium, and Liquidated Damages, if any, on, the Securities or to enforce the performance of any provision of the Securities or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

(c) No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.4. Waiver of Defaults and Events of Default.

Subject to Sections 8.7 and 11.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequences, except a default or Event of Default in the payment of the principal of, or interest and any premium, including any Make-Whole Premium, and Liquidated Damages, if any, on, any Security, a failure by the Company to convert any Securities into Common Stock or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 11.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

Section 8.5. Control by Majority.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is furnished indemnity reasonably satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 8.6. Limitations on Suits.

(a) A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest for the conversion of the Securities pursuant to Article 4) unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders furnishes to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 8.7. Rights of Holders to Receive Payment and to Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of, or interest and any premium, including any Make-Whole Premium, and Liquidated Damages, if any, on, the Security on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 8.8. Collection Suit by Trustee.

If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Subsection 8.1(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and overdue installments of interest in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 8.9. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.10. Priorities.

(a) If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

(1) First, to the Trustee for amounts due under Section 9.7;

(2) Second, to Holders for amounts due and unpaid on the Securities for principal and interest (including Liquidated Damages, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest (including Liquidated Damages, if any), respectively; and

(3) Third, the balance, if any, to the Company.

(b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

Section 8.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

Section 8.12. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 8.13. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE 9.

TRUSTEE

Section 9.1. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of subsection (b) of this Section 9.1;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

(e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 9.1.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 9.2. Rights of Trustee.

Subject to Section 9.1:

(a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 12.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care by it hereunder.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have furnished to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation as Paying Agent, Registrar and Conversion Agent, and to each agent, custodian and other Person employed to act hereunder.

Section 9.3. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

Section 9.4. Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 9.5. Notice of Default or Events of Default.

If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the default or Events of Default within 20 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a default or an Event of Default in payment of the principal of, or interest and any premium, including any Make-Whole Premium, and Liquidated Damages, if any, on, any Security when due or in the payment of any redemption or repurchase obligation.

Section 9.6. Reports by Trustee to Holders.

(a) If such report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

(b) A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and, to the extent required by the TIA, filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

Section 9.7. Compensation and Indemnity.

(a) The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 9.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), including reasonable legal fees and expenses, incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder, including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld.

(c) The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

(d) To secure the Company’s payment obligations in this Section 9.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of, or interest and any premium, including any Make-Whole Premium, and Liquidated Damages, if any, on, particular Securities. The obligations of the Company under this Section 9.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (8) or (9) of Subsection 8.1(a) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

Section 9.8. Replacement of Trustee.

(a) The Trustee may resign by so notifying the Company and the Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee at any time by so notifying the Trustee and may, with the

Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 9.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

(c) If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

(d) If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

(f) A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

(g) Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company’s obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

Section 9.9. Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

Section 9.10. Eligibility; Disqualification.

The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 9.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 10.

SATISFACTION AND DISCHARGE OF INDENTURE

Section 10.1. Satisfaction and Discharge of Indenture.

(a) This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 10.3) have been delivered to the Trustee for cancellation;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.7 shall survive.

(b) The Company may discharge its obligations to pay principal of, and interest and any premium, including any Make-Whole Premium, and Liquidated Damages, if any, on, the Securities (but not its other obligations under this Indenture, including, but not limited to, its obligation to convert the Securities in accordance with the terms thereof and of this Indenture) when all Securities not theretofore delivered to the Trustee for cancellation

(1) have become due and payable, or

(2) will become due and payable at the Final Maturity Date within one year,

and the Company, in the case of clause (1) or (2) above, has irrevocably, subject to the limitations set forth in the following sentence, deposited or caused to be irrevocably, subject to the limitations set forth in the following sentence, deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates), as trust funds in trust for the purpose, cash in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest, to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date. In the event that the Company exercises its right to redeem the Securities as provided for in Article 3 herein, the Company shall have the right to withdraw its funds previously deposited with the Trustee or Paying Agent pursuant to the immediately preceding sentence.

Section 10.2. Application of Trust Money.

Subject to the provisions of Section 10.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.1(b) and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of, premium, if any, and interest on the Securities.

Section 10.3. Repayment to Company.

(a) The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (1) deposited with them pursuant to Section 10.1(b) and (2) held by them at any time.

(b) The Trustee and each Paying Agent shall, subject to applicable abandonment property laws, pay to the Company upon request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 10.4. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1(b) until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.2; provided, however, that if the Company has made any payment of the principal of or premium or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 11.

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 11.1. Without Consent of Holders.

(a) The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder for the purpose of:

(1) adding to the Company’s covenants for the benefit of the Holders;

(2) surrendering any right or power conferred upon the Company;

(3) increasing the Conversion Rate, provided that the increase will be in accordance with the terms of this Indenture and will not adversely affect the interests of Holders in any material respect;

(4) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(5) making any changes or modifications to this Indenture necessary in connection with the registration of the Securities under the Securities Act as contemplated by the Registration Rights Agreement, provided that this action does not adversely affect the interests of the Holders in any material respect;

(6) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture, provided that such modification or amendment does not adversely affect the interests of the Holders in any material respect;

(7) adding or modifying any other provisions which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect;

(8) complying with the provisions of this Indenture in the event of a merger, consolidation or transfer or lease of assets (including the provisions of Section 4.11 and Article 7);

(9) providing for uncertificated Securities in addition to the Certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended; or

(10) appointing a successor Trustee.

Section 11.2. With Consent of Holders.

(a) The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding or by the adoption of a resolution at a meeting of Holders at which a quorum is present by at least a majority in aggregate principal amount of the Securities represented at the meeting. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Holder. However, notwithstanding the foregoing but subject to Section 11.4, without the written consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

(1) change the stated maturity of the principal of, the date of payment of any installment of interest on or any Liquidated Damages with respect to any Security;

(2) reduce the principal amount of, premium, if any, or interest on, or any Liquidated Damages, or the amount payable upon redemption or repurchase pursuant to Article 3, with respect to any Security;

(3) change the currency of payment of principal of, premium, if any, or interest on any Security;

(4) impair the right to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Security;

(5) modify the Company’s obligation to repurchase Securities at the option of Holders or the Company’s right to redeem Securities, in a manner adverse to the Holders;

(6) make any change that adversely affects the repurchase option of Holders upon a Fundamental Change or the conversion rights of Holders;

(7) reduce the percentage in aggregate principal amount of Securities outstanding necessary to modify or amend this Indenture or to waive any past default;

(8) modify the provisions in Section 3.1 in any manner adverse to Holders;

(9) reduce the quorum or voting requirements under this Indenture;

(10) modify any of the provisions of this Section 11.2 or Section 8.4, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby;

(11) reduce the percentage of the principal amount of the outstanding Securities the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture;

(12) modify in any manner the calculation of the Make-Whole Premium; or

(13) change the ranking of the Securities in a manner adverse to the Holders.

It shall not be necessary for the consent of the Holders under this Section 11.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(b) After an amendment, supplement or waiver under this Section 11.2 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 11.3. Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

Section 11.4. Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

(b) After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (13) of Subsection 11.2(a). In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 11.5. Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 11.6. Trustee To Sign Amendments, Etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, and, subject to Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

Section 11.7. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 12.

MISCELLANEOUS

Section 12.1. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

Section 12.2. Notices.

Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

i2 Technologies, Inc.

- 8 0 -

11701 Luna Road

Dallas, Texas 75234

Attention: General Counsel

Facsimile No.: (469) 357-6566

Telephone No.: (469) 357-1000

if to the Trustee, to:

JPMorgan Chase Bank, National Association

600 Travis Street, Suite 1150

Houston, Texas 77002

Attn: Corporate Trust Services

(i2 Technologies, Inc. Notes due 2015)

Facsimile No.: (713) 216-6590

Telephone No.: (713) 216-6815

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 12.3. Communications by Holders with Other Holders.

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Trustee shall comply with TIA Section 312(b) relating to Securityholder communications. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 12.4. Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 12.5. Record Date for Vote or Consent of Securityholders.

The Company (or, in the event deposits have been made pursuant to Section 10.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action.

Section 12.6. Rules by Trustee, Paying Agent, Registrar and Conversion Agent.

The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 12.7. Governing Law.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 12.8. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.9. No Recourse Against Others.

All liability described in paragraph 16 of the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

Section 12.10. Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.11. Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 12.12. Separability.

In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13. Table of Contents, Headings, Etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

i2 TECHNOLOGIES, INC.

By:
Name:
Title:

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to the Indenture]